[Letterhead of PricewaterhouseCoopers LLP]

The Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



June 24, 1999



Commissioners:

We have read the statements made by The Right Start, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 21, 1999. We agree with the statements concerning our Firm in such Form 8-K.


Yours very truly,



/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP